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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS



         We consent to the reference to our firm under the caption "Experts" in Post-Effective Amendment No. 1 on Form S-8 to the Form S-4 Registration Statement of EXCEL Communications, Inc. and the related prospectus deemed to be included therein pertaining to the Excelcom, Inc. 1995 Stock Option Plan, as amended, the Excelcom, Inc. 1997 Director Stock Option Plan, the Excelcom, Inc. Director Stock Option Agreement with Ronald A. McDougall, and the Telco Communications Group, Inc. Amended and Restated 1994 Stock Option Plan and to the incorporation by reference therein of our report dated January 24, 1997 with respect to the consolidated financial statements of Excelcom, Inc. (formerly known as EXCEL Communications, Inc.) (the "Company") included in Company's Annual Report on Form 10-K for the year ended December 31, 1996.



                                             ARTHUR ANDERSEN LLP


Dallas, Texas
October 16, 1997